Exhibit 99.1

Porch Group Reports Third Quarter 2022 Results

- Reports $75.4 Million of Revenue, up 20% Year-Over-Year

- Announces Authorization of Up to $15 Million Repurchase Program

- Provides Updated 2022 Guidance; Reflecting Weather and Housing Market Impacts

SEATTLE, November 8, 2022 – Porch Group, Inc. (“Porch Group” or “the Company”) (NASDAQ: PRCH), a leading vertical software company reinventing the home services and insurance industries, today reported third-quarter results for the Company as of September 30, 2022, with revenues of $75.4 million, compared to third-quarter 2021 revenues of $62.8 million. For the nine months ended September 30, 2022, Porch Group reported revenues of $208.7 million, compared to $140.9 million in 2021.

CEO Summary

“While macroeconomic headwinds continue to impact certain industries in which we operate, Porch Group continues to progress toward becoming one of the fastest growing homeowners insurance companies with the important long-term advantages our vertical software platform provides,” said Matt Ehrlichman, founder and Chief Executive Officer of Porch Group, Inc. “Due to the continued execution from our team, we are still tracking towards Adjusted EBITDA profitability in the second half of 2023, actively engaged in solutions to improve the capital efficiency and lower volatility at our insurance business, and are making progress on key initiatives to position us for continued strong growth anticipated throughout 2023.”

Third Quarter 2022 Financial Results

●	Total revenue for the third quarter of 2022 was $75.4 million, an increase of $12.6 million from $62.8 million in the third quarter of 2021.
●	Revenue less cost of revenue for the third quarter of 2022 was $42.1 million or 55.9% of total revenue, compared to $43.6 million or 69.5% of total revenue for the third quarter of 2021. Volatile weather, including Hurricane Ian, and inflation-related insurance claims costs drove the higher-than-average third quarter cost of revenue.
●	GAAP net loss for the third quarter of 2022 totaled $86.4 million, compared to a GAAP net loss of $5.1 million for the third quarter of 2021. GAAP net loss was impacted by a $57.1 million goodwill and intangible impairment recorded in the quarter.
●	Adjusted EBITDA loss for the third quarter of 2022 totaled $ (13.0) million or -17.2% of total revenue, compared to Adjusted EBITDA of $873 thousand or 1.4% of total revenue for the third quarter of 2021.

Segment Results for the Third Quarter 2022

●	Vertical Software revenue for the quarter was $44.5 million, revenue less cost of revenue was $29.9 million or 67.2% of Vertical Software revenue, and GAAP net loss was $2.7 million. Adjusted EBITDA for the third quarter was $5.0 million, or 11.1% of Vertical Software revenue.

●	Insurance revenue for the quarter was $30.9 million, revenue less cost of revenue was $12.2 million or 39.6% of Insurance revenue, and GAAP net loss was $6.9 million. Adjusted EBITDA loss for the third quarter was $2.3 million, or (7.5)% of Insurance revenue.
●	Insurance gross written premium for the quarter was $157 million with over 391 thousand policies.

Third Quarter 2022 and Recent Operational Highlights

●	Announced the appointment of Shawn Tabak (Chief Financial Officer), Nicholas Graham (Group GM, Moving Group), and Amanda Reierson and Camilla Velasquez (new and independent members of Porch Group’s Board of Directors).
●	Filed and received approval from 5 states to utilize Porch Group’s proprietary data in insurance pricing.
●	Launched home warranty in the State of Florida, now offering warranties across 49 states.
●	Floify, the mortgage industry’s leading point-of-sale solution, announced Technology Industry Partnership with National Association of Mortgage Brokers (NAMB), named a Service Partner of the Year by the NAMB
●	Launched the Porch consumer app to more consumers of home inspection companies, and expanded insurance embedded within Floify.
●	Ended the quarter with approximately $276 million in cash, restricted cash, and cash equivalents

Third Quarter 2022 Key Performance Indicators (KPIs)

Software and services to companies:

●	Average companies in quarter increased to 30,951 from 20,419 in the third quarter of 2021.
●	Average revenue per account per month in quarter decreased to $812 from $987 in the third quarter of 2021, driven partly by macroeconomic impacts to the move and post-move businesses.

Monetized services for consumers:

●	Number of monetized services in quarter was 318,452 in the third quarter of 2022, down from 338,157 in the third quarter of 2021.
●	Average revenue per monetized service in quarter was $181, a 36.1% increase from $133 in the third quarter of 2021.

Repurchase Program

Porch Group also announced today that its Board of Directors has approved a new repurchase program authorizing management’s deployment of up to $15 million to repurchase the Company’s outstanding common stock and/or convertible notes. Repurchases under the newly authorized program may be made from time to time on the open market between November 10, 2022 and June 30, 2023, at prevailing market prices, in privately negotiated transactions, in block trades, and/or through other legally permissible means, depending on market conditions and in accordance with applicable rules and regulations (including through Rule 10b5-1 trading plans and under 10b-18 of the Exchange Act). Certain executive officers and directors of Porch Group may also purchase shares of Company common stock in accordance with the Company’s insider trading policy and federal securities laws.

Matt Ehrlichman commented, “We believe the current market value of both the common shares and convertible note creates an attractive opportunity to consider a repurchase. My primary focus has always been finding opportunities to create value for long-term shareholders. I believe this repurchase program reflects our confidence in Porch Group’s future and our commitment to driving long-term value.”

The timing and amount of common stock or convertible notes repurchased will depend on various factors, including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities. All purchased shares will be cancelled. The repurchase program does not obligate the Company to acquire a specific dollar amount or number of shares or notes and may be modified, suspended, or discontinued at any time without prior notice.

Full Year 2022 Financial Outlook

Porch Group provides updated guidance based on current market conditions and expectations.

Previous 2022E Guidance			Updated 2022E Guidance
Revenue ~$290M		∆ Drivers Lower-than-expected home sales Worse-than-expected weather, including Hurricane Ian Higher insurance claims costs	Revenue ~$275M
Vertical Software Revenue ~$175M	Insurance Revenue ~$115M		Vertical Software Revenue ~$154M	Insurance Revenue ~$121M
Revenue Less Cost of Revenue ~$195M			Revenue Less Cost of Revenue ~$175M
Adj. EBITDA[1] ~-10% and > -$30.0M			Adj. EBITDA[1] ~-17% and >-$48.0M
2022 Gross Written Premium[2] ~$520M			2022 Gross Written Premium[2] ~$520M

1 Adjusted EBITDA is a non-GAAP measure.

2 2022 gross written premium (“GWP”) guidance is stated as the expected full-year GWP for 2022 and is the total premium written across Homeowners of America, Porch Group’s insurance agency, and warranty products for the face value of one year’s premium, before deductions for reinsurance and ceding commissions.

Porch Group is not providing reconciliations of expected Adjusted EBITDA (loss) for future periods to the most directly comparable measures prepared in accordance with GAAP because the Company is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of the Company’s control.

Conference Call

Porch Group management will host a conference call today November 8, 2022 at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The presentation will be accompanied by a slide presentation available on the Investor Relations section of the Company’s website. A question-and-answer session will follow management’s prepared remarks.

All are invited to listen to the event by registering for the webinar here.

A replay of the webinar will also be available in the Investors section of Porch Group’s corporate website.

About Porch Group

Seattle-based Porch Group, Inc., the vertical software platform for the home, provides software and services to more than 30,900 home services companies such as home inspectors, mortgage companies and loan officers, title companies, moving companies, real estate agencies, utility companies, and warranty companies. Through these relationships and its multiple brands, Porch Group provides a moving concierge service to homebuyers, helping them save time and make better decisions on critical services, including insurance, warranty, moving, security, TV/internet, home repair and improvement, and more. To learn more about Porch Group, visit porchgroup.com or porch.com.

Investor Relations Contact:

Emily Lear, Head of Investor Relations
Porch Group, Inc.
(701) 214-8177
emilylear@porch.com

Porch Group Press Contact:
Anna Rutter
Gateway Group, Inc.
(949) 574-3860
PRCH@gatewayir.com

Forward-Looking Statements

Certain statements in this release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Porch Group’s future financial or operating performance. For example, forward-looking statements include projections of future revenue, revenue less cost of revenue, gross written premium, Adjusted EBITDA (loss), and other metrics, business strategy and plans, and anticipated impacts from pending or completed acquisitions. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch Group and its management at the time they are made, are inherently uncertain.  Factors that may cause actual results to differ materially from current expectations include, but are not limited to:  (1) expansion plans and opportunities, including recently completed acquisitions as well as future acquisitions or additional business combinations; (2) costs related to being a public company; (3) litigation, complaints, and/or adverse publicity; (4) the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability; (5) further expansion into the insurance industry, and the related federal and state regulatory requirements; (6) privacy and data protection laws, privacy or data breaches, or the loss of data; (7) the duration and scope of the COVID-19 pandemic and its continued effect on the business and financial conditions of Porch Group; and (8) other risks and uncertainties described in the Company’s most recent Form 10-K and subsequent reports filed with the Securities and Exchange Commission (the “SEC”), such as Porch Group’s quarterly reports on Form 10-Q, as well as in its subsequent reports on Form 8-K, all of which are available on the SEC’s website at www.sec.gov.

Nothing in this release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this release. Porch Group does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.

Non-GAAP Financial Measures

This release includes one or more non-GAAP financial measures, such as Adjusted EBITDA (loss), Adjusted EBITDA (loss) as a percentage of revenue, and average revenue per monetized service.

Porch Group defines Adjusted EBITDA (loss) as net income (loss) adjusted for interest expense, net, income taxes, other expenses, net, depreciation and amortization, certain non-cash long-lived asset impairment charges, stock-based compensation expense and acquisition-related impacts, including compensation to the sellers that requires future service, amortization of intangible assets, gains (losses) recognized on changes in the value of contingent consideration arrangements, if any, gain or loss on divestitures and certain transaction costs. Adjusted EBITDA (loss) as a percentage of revenue is defined as Adjusted EBITDA (loss) divided by GAAP total revenue. Average revenue per monetized services in quarter is the average revenue generated per monetized service performed in a quarterly period. When calculating average revenue per monetized service in quarter, “average revenue” is defined as total quarterly monetized service transaction revenues generated from monetized services.

Porch Group management uses these non-GAAP financial measures as supplemental measures of the Company’s operating and financial performance, for internal budgeting and forecasting purposes, to evaluate financial and strategic planning matters, and to establish certain performance goals for incentive programs.  Porch Group believes that the use of these non-GAAP financial measures provides investors with useful information to evaluate the Company’s operating and financial performance and trends and in comparing Porch Group’s financial results with competitors, other similar companies and companies across different industries, many of which present similar non-GAAP financial measures to investors. However, Porch Group's definitions and methodology in calculating these non-GAAP measures may not be comparable to those used by other companies.  In addition, the Company may modify the presentation of these non-GAAP financial measures in the future, and any such modification may be material.

You should not consider these non-GAAP financial measures in isolation, as a substitute to or superior to financial performance measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude specified income and expenses, some of which may be significant or material, that are required by GAAP to be recorded in Porch Group’s consolidated financial statements. The Company may also incur future income or expenses similar to those excluded from these non-GAAP financial measures, and the Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. In addition, these non-

GAAP financial measures reflect the exercise of management judgment about which income and expense are included or excluded in determining these non-GAAP financial measures.

You should review the tables accompanying this release for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company is not providing reconciliations of non-GAAP financial measures for future periods to the most directly comparable measures prepared in accordance with GAAP.  The Company is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of its control.

The following table reconciles Adjusted EBITDA (loss) to operating loss for the periods presented (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Segment adjusted EBITDA (loss):
Vertical Software	$4,956	$7,712	$13,978	$19,041
Insurance	(2,317)	5,473	(4,099)	3,067
Corporate and Other	(15,611)	(12,312)	(44,190)	(40,754)
Total segment adjusted EBITDA (loss)	(12,972)	873	(34,311)	(18,646)
Reconciling items:
Depreciation and amortization	(8,676)	(4,431)	(21,574)	(10,787)
Non-cash stock-based compensation expense	(5,089)	(6,579)	(20,645)	(30,627)
Acquisition and related expense	(175)	(1,958)	(1,284)	(4,648)
Impairment loss on intangible assets and goodwill	(57,057)	—	(57,057)	—
Non-cash losses and impairment of property, equipment and software	(31)	(76)	(101)	(216)
Revaluation of contingent consideration	(565)	(195)	(5,251)	380
Investment income and realized gains	(335)	(248)	(775)	(448)
Operating loss	$(84,900)	$(12,614)	$(140,998)	$(64,992)

The following table presents segment adjusted EBITDA (loss) and consolidated adjusted EBITDA (loss ) as a percentage of segment and consolidated revenue for the periods presented (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Segment adjusted EBITDA (loss):
Vertical Software	11.1%	18.2%	11.5%	18.7%
Insurance	(7.5)%	26.7%	(4.7)%	7.8%
Total segment adjusted EBITDA (loss)(1)	(17.2)%	1.4%	(16.4)%	(13.2)%

(1) Total segment adjusted EBITDA (loss) includes Corporate and Other segment adjusted EBITDA (loss).

PORCH GROUP, INC.

Monetized Services Revenue

(all numbers in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Monetized services revenue	$57,567	$45,098	$154,726	$97,611
Other operating revenue	17,799	17,671	53,970	43,241
Total revenue	$75,366	$62,769	$208,696	$140,852

PORCH GROUP, INC.

Revenue Less Cost of Revenue

(all numbers in thousands, unaudited)

	Three Months Ended September 30, 2022
	Corporate	Insurance	Vertical Software	Consolidated
Revenue	$—	$30,903	$44,463	$75,366
Less: Cost of revenue	—	(18,679)	(14,590)	(33,269)
Revenue less cost of revenue	$—	$12,224	$29,873	$42,097
Revenue less cost of revenue as a percentage of revenue	N/A	40%	67%	56%

	Nine Months Ended September 30, 2022
	Corporate	Insurance	Vertical Software	Consolidated
Revenue	$—	$86,732	$121,964	$208,696
Less: Cost of revenue	—	(46,676)	(36,340)	(83,016)
Revenue less cost of revenue	$—	$40,056	$85,624	$125,680
Revenue less cost of revenue as a percentage of revenue	N/A	46%	70%	60%

Key Performance Measures and Operating Metrics

In the management of these businesses, the Company identifies, measures and evaluates various operating metrics. The key performance measures and operating metrics used in managing the businesses are set forth below. These key performance measures and operating metrics are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), and may not be comparable to or calculated in the same way as other similarly titled measures and metrics used by other companies. The key performance measures presented have been adjusted for divested businesses in 2020.

●	Average Revenue per Account per Month in Quarter - Management views the Company’s ability to increase revenue generated from existing customers as a key component of Porch’s growth strategy. Average Revenue per Account per Month in Quarter is defined as the average revenue per month generated across all home services company customer accounts in a quarterly period. Average Revenue per Account per Month in Quarter is derived from all customers and total revenue, not only customers and revenues associated with the Company’s referral network.

During the quarter ended September 30, 2022, the Company corrected an immaterial error that impacted the number of Average Companies in Quarter. The following table presents Average Companies in Quarter and Average Revenue per Account per Month in Quarter metrics for the reporting periods starting June 30, 2021 and ending June 30, 2022 were recalculated for the affected quarters to show the impact of the adjustments:

	2022	2022	2022	2022
	Q1	Q2	Q3	Q4
Average Companies in Quarter (as previously reported)	25,512	28,730	—	—
Adjustment	33	43	—	—
Average Companies in Quarter (as adjusted)	25,545	28,773	—	—

Average Revenue per Account per Month in Quarter (as previously reported)	$817	$821	$—	$—
Adjustment	$(1)	$(1)	$—	$—
Average Revenue per Account per Month in Quarter (as adjusted)	$816	$820	$—	$—

	2021	2021	2021	2021
	Q1	Q2	Q3	Q4
Average Companies in Quarter (as previously reported)	13,995	17,120	20,472	24,603
Adjustment	—	(38)	(53)	(2)
Average Companies in Quarter (as adjusted)	13,995	17,082	20,419	24,601

Average Revenue per Account per Month in Quarter (as previously reported)	$637	$933	$985	$776
Adjustment	$—	$2	$2	$—
Average Revenue per Account per Month in Quarter (as adjusted)	$637	$935	$987	$776

●	Average Revenue per Monetized Service in Quarter - Management believes that shifting the mix of services delivered to homebuyers and homeowners toward higher revenue services is a key component of Porch’s growth strategy. Average Revenue per Monetized Services in Quarter is the average revenue generated per monetized service performed in a quarterly period. When calculating Average Revenue per Monetized Service in quarter, average revenue is defined as total quarterly service transaction revenues generated from monetized services.

During the quarter ended September 30, 2022, the Company corrected an immaterial error that impacted the number of Monetized Services in Quarter. The following table presents Monetized Services in Quarter and Average Revenue per Monetized Service in Quarter metrics for the reporting periods starting March 30, 2021 and ending June 30, 2022 were recalculated for the affected quarters to show the impact of the adjustments:

	2022	2022	2022	2022
	Q1	Q2	Q3	Q4
Monetized Services in Quarter (as previously reported)	254,249	331,889	—	—
Adjustment	8,914	1,707	—	—
Monetized Services in Quarter (as adjusted)	263,163	333,596	—	—

Average Revenue per Monetized Service in Quarter (as previously reported)	$176	$158	$—	$—
Adjustment	$(6)	$(1)	$—	$—
Average Revenue per Monetized Service in Quarter (as adjusted)	$170	$157	$—	$—

	2021	2021	2021	2021
	Q1	Q2	Q3	Q4
Monetized Services in Quarter (as previously reported)	182,779	302,462	329,359	260,352
Adjustment	7,954	14,212	8,798	7,331
Monetized Services in Quarter (as adjusted)	190,733	316,674	338,157	267,683

Average Revenue per Monetized Service in Quarter (as previously reported)	$92	$118	$137	$154
Adjustment	$(4)	$(5)	$(4)	$(4)
Average Revenue per Monetized Service in Quarter (as adjusted)	$88	$113	$133	$150

PORCH GROUP, INC.

Unaudited Condensed Consolidated Balance Sheets

(all numbers in thousands, except share amounts)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$260,198	$315,741
Accounts receivable, net	37,032	28,767
Short-term investments	7,212	9,251
Reinsurance balance due	303,987	228,416
Prepaid expenses and other current assets	21,160	14,338
Restricted cash	16,296	8,551
Total current assets	645,885	605,064
Property, equipment, and software, net	11,236	6,666
Operating lease right-of-use assets	4,697	4,504
Goodwill	228,091	225,654
Long-term investments	55,357	58,324
Intangible assets, net	111,728	129,830
Restricted cash, non-current	500	500
Long-term insurance commissions receivable	11,930	7,521
Other assets	3,057	684
Total assets	$1,072,481	$1,038,747

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,717	$6,965
Accrued expenses and other current liabilities	36,847	37,675
Deferred revenue	277,616	201,085
Refundable customer deposit	19,867	15,274
Current portion of long-term debt	6,275	150
Losses and loss adjustment expense reserves	100,298	61,949
Other insurance liabilities, current	55,945	40,024
Total current liabilities	503,565	363,122
Long-term debt	425,012	414,585
Operating lease liabilities, non-current	2,968	2,694
Earnout liability, at fair value	57	13,866
Private warrant liability, at fair value	802	15,193
Other liabilities (includes $23,228 and $9,617 at fair value, respectively)	24,952	12,242
Total liabilities	957,356	821,702
Commitments and contingencies (Note 12)
Stockholders’ equity
Common stock, $0.0001 par value:	10	10
Authorized shares – 400,000,000 and 400,000,000, respectively
Issued and outstanding shares – 100,410,325 and 97,961,597, respectively
Additional paid-in capital	664,362	641,406
Accumulated other comprehensive loss	(6,571)	(259)
Accumulated deficit	(542,676)	(424,112)
Total stockholders’ equity	115,125	217,045
Total liabilities and stockholders’ equity	$1,072,481	$1,038,747

PORCH GROUP, INC.

Unaudited Condensed Consolidated Statements of Operations

(all numbers in thousands, except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$75,366	$62,769	$208,696	$140,852
Operating expenses(1):
Cost of revenue	33,269	19,158	83,016	44,587
Selling and marketing	30,245	22,874	84,815	60,636
Product and technology	14,438	11,317	44,446	34,158
General and administrative	25,257	22,034	80,360	66,463
Impairment loss on intangible assets and goodwill	57,057	—	57,057	—
Total operating expenses	160,266	75,383	349,694	205,844
Operating loss	(84,900)	(12,614)	(140,998)	(64,992)
Other income (expense):
Interest expense	(2,085)	(1,857)	(6,236)	(4,296)
Change in fair value of earnout liability	43	7,413	13,809	(15,388)
Change in fair value of private warrant liability	124	2,692	14,391	(17,521)
Gain (loss) on extinguishment of debt	—	(3,133)	—	5,110
Investment income and realized gains, net of investment expenses	335	248	775	448
Other expense, net	69	316	(37)	225
Total other income (expense)	(1,514)	5,679	22,702	(31,422)
Loss before income taxes	(86,414)	(6,935)	(118,296)	(96,414)
Income tax benefit (expense)	23	1,836	(268)	9,917
Net loss	$(86,391)	$(5,099)	$(118,564)	$(86,497)

Loss per share - basic (Note 15)	$(0.88)	$(0.05)	$(1.22)	$(0.93)
Loss per share - diluted (Note 15)	$(0.88)	$(0.08)	$(1.22)	$(0.93)

Shares used in computing basic and diluted loss per share	97,792,485	96,839,292	97,009,351	92,544,137
Shares used in computing diluted loss per share	97,792,485	97,545,942	97,009,351	92,544,137

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue	$—	$—	$—	$1
Selling and marketing	1,689	1,382	3,592	4,888
Product and technology	911	1,367	3,888	5,522
General and administrative	2,489	3,135	13,165	18,950
	$5,089	$5,884	$20,645	$29,361

PORCH GROUP, INC.

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(all numbers in thousands, audited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(86,391)	$(5,099)	$(118,564)	$(86,497)
Other comprehensive income (loss):
Current period change in net unrealized loss, net of tax	(2,012)	(154)	(6,312)	113
Comprehensive loss	$(88,403)	$(5,253)	$(124,876)	$(86,384)

PORCH GROUP, INC.

Unaudited Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

(all numbers in thousands)

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Equity
Balances as of December 31, 2021	97,961,597	$10	$641,406	$(424,112)	$(259)	$217,045
Net loss	—	—	—	(5,796)	—	(5,796)
Other comprehensive loss	—	—	—	—	(2,515)	(2,515)
Stock-based compensation	—	—	5,854	—	—	5,854
Contingent consideration for acquisitions	—	—	530	—	—	530
Vesting of restricted stock awards	245,855	—	—	—	—	—
Exercise of stock options	185,685	—	473	—	—	473
Income tax withholdings	(95,951)	—	(712)	—	—	(712)
Balances as of March 31, 2022	98,297,186	$10	$647,551	$(429,908)	$(2,774)	$214,879
Net loss	—	—	—	(26,377)	—	(26,377)
Other comprehensive loss	—	—	—	—	(1,785)	(1,785)
Stock-based compensation	—	—	9,702	—	—	9,702
Issuance of common stock for acquisitions	628,660	—	3,552	—	—	3,552
Vesting of restricted stock units	563,406	—	—	—	—	—
Exercise of stock options	88,772	—	219	—	—	219
Income tax withholdings	(137,496)	—	(1,210)	—	—	(1,210)
Balances as of June 30, 2022	99,440,528	$10	$659,814	$(456,285)	$(4,559)	$198,980
Net loss	—	—	—	(86,391)	—	(86,391)
Other comprehensive loss	—	—	—	—	(2,012)	(2,012)
Stock-based compensation	—	—	5,089	—	—	5,089
Vesting of restricted stock units	1,062,323	—	—	—	—	—
Exercise of stock options	197,758	—	416	—	—	416
Income tax withholdings	(290,284)	—	(957)	—	—	(957)
Balances as of September 30, 2022	100,410,325	$10	$664,362	$(542,676)	$(6,571)	$115,125

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Equity
Balances as of December 31, 2020	81,669,151	$8	$424,823	$(317,506)	$—	$107,325
Net loss	—	—	—	(65,101)	—	(65,101)
Stock-based compensation	—	—	4,462	—	—	4,462
Stock-based compensation - earnout	—	—	12,373	—	—	12,373
Issuance of common stock for acquisitions	90,000	—	1,169	—	—	1,169
Reclassification of earnout liability upon vesting	—	—	25,815	—	—	25,815
Vesting of restricted stock awards	2,078,102	—	—	—	—	—
Exercise of stock warrants	8,087,623	1	93,007	—	—	93,008
Exercise of stock options	593,106	—	355	—	—	355
Income tax withholdings	(1,062,250)	—	(16,997)	—	—	(16,997)
Transaction costs	—	—	(402)	—	—	(402)
Balances as of March 31,2021	91,455,732	$9	$544,605	$(382,607)	$—	$162,007
Net loss	—	—	—	(16,297)	—	(16,297)
Other comprehensive income	—	—	—	—	267	267
Stock-based compensation	—	—	2,466	—	—	2,466
Stock-based compensation - earnout	—	—	4,176	—	—	4,176
Issuance of common stock for acquisitions	1,292,441	—	28,372	—	—	28,372
Reclassification of private warranty liability upon exercise	—	—	16,843	—	—	16,843
Vesting of restricted stock awards	33,182	—	—	—	—	—
Exercise of stock warrants	2,862,312	1	33,761	—	—	33,762
Exercise of stock options	946,392	—	2,227	—	—	2,227
Income tax withholdings	(296,643)	—	(5,194)	—	—	(5,194)
Transaction costs	—	—	140	—	—	140
Balances as of June 30, 2021	96,293,416	$10	$627,396	$(398,904)	$267	$228,769
Net loss	—	—	—	(5,099)	—	(5,099)

Other comprehensive income	—	—	—	—	(154)	(154)
Stock-based compensation	—	—	1,641	—	—	1,641
Stock-based compensation - earnout	—	—	4,243	—	—	4,243
Issuance of common stock for acquisitions	102,636	—	1,937	—	—	1,937
Reclassification of private warranty liability upon exercise	—	—	14,505	—	—	14,505
Vesting of restricted stock awards	271,432	—	—	—	—	—
Exercise of stock warrants	557,816	—	—	—	—	—
Exercise of stock options	339,150	—	934	—	—	934
Income tax withholdings	(231,452)	—	(1,587)	—	—	(1,587)
Capped call transactions	—	—	(52,913)	—	—	(52,913)
Balances as of September 30, 2021	97,332,998	$10	$596,156	$(404,003)	$113	$192,276

PORCH GROUP, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(all numbers in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(118,564)	$(86,497)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	21,574	10,787
Amortization of operating lease right-of-use assets	1,621	1,298
Impairment loss on intangible assets and goodwill	57,057	—
Loss on sale and impairment of property, equipment, and software	200	202
Gain on extinguishment of debt	—	(5,110)
Loss (gain) on remeasurement of private warrant liability	(14,391)	17,521
Loss (gain) on remeasurement of contingent consideration	5,251	(380)
Loss (gain) on remeasurement of earnout liability	(13,809)	15,388
Stock-based compensation	20,645	29,361
Amortization of investment premium/accretion of discount, net	1,702	941
Net realized losses on investments	187	45
Interest expense (non-cash)	2,287	67
Other	480	(1,379)
Change in operating assets and liabilities, net of acquisitions and divestitures
Accounts receivable	(8,639)	(5,424)
Reinsurance balance due	(75,571)	(33,097)
Prepaid expenses and other current assets	(6,297)	90
Accounts payable	(248)	(23,284)
Accrued expenses and other current liabilities	(8,001)	3,031
Losses and loss adjustment expense reserves	38,349	1,892
Other insurance liabilities, current	15,921	5,085
Deferred revenue	71,600	42,948
Refundable customer deposits	4,593	(2,441)
Deferred income tax benefit	—	(8,153)
Long-term insurance commissions receivable	(4,409)	(3,794)
Operating lease liabilities, non-current	(1,936)	(1,469)
Other	(2,410)	655
Net cash used in operating activities	(12,808)	(41,717)
Cash flows from investing activities:
Purchases of property and equipment	(1,986)	(588)
Capitalized internal use software development costs	(5,803)	(2,629)
Purchases of short-term and long-term investments	(19,446)	(19,126)
Maturities, sales of short-term and long-term investments	17,794	16,367
Acquisitions, net of cash acquired	(37,003)	(178,681)
Net cash used in investing activities	(46,444)	(184,657)
Cash flows from financing activities:
Proceeds from debt issuance, net of fees	15,000	413,537
Repayments of principal and related fees	(150)	(42,965)
Capped call transactions	—	(42,330)
Proceeds from exercises of warrants	—	126,772
Proceeds from exercises of stock options	1,108	3,516
Income tax withholdings paid upon vesting of restricted stock units	(2,879)	(23,778)
Payments of acquisition-related contingent consideration	(1,625)	—
Net cash (used) provided by financing activities	11,454	434,752
Net change in cash, cash equivalents, and restricted cash	$(47,798)	$208,378
Cash, cash equivalents, and restricted cash, beginning of period	$324,792	$207,453
Cash, cash equivalents, and restricted cash end of period	$276,994	$415,831